AMENDED AND RESTATED
CARRIAGE SERVICES, INC.
2007 EMPLOYEE STOCK PURCHASE PLAN
(Effective as of August 1, 2013)

1.
Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The Plan is intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. The Plan originally became effective as of March 6, 2007 and is being amended and restated effective as of August 1, 2013 to incorporate certain changes.

2.	Definitions.

(a)	“Board” shall mean the Board of Directors of the Company.

(b)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)	“Committee” shall mean the Compensation Committee of the Board or, if designated by the Board, another committee of one or more persons appointed by the Board to administer the Plan.

(d)	“Common Stock” shall mean the Common Stock, $.01 par value, of the Company.

(e)	“Company” shall mean Carriage Services, Inc., a Delaware corporation.

(f)
“Compensation” shall mean all regular straight time gross wages or base salary, overtime, bonuses, incentive pay and commissions paid to an Eligible Employee by the Company or a Designated Subsidiary, including any pre-tax contributions under a tax-qualified retirement plan sponsored or maintained by the Company, but excluding taxable fringe benefits, expense reimbursements, relocation reimbursements, education assistance reimbursements and severance payments.

(g)
“Continuous Status as an Eligible Employee” shall mean the absence of any interruption or termination of service as an Eligible Employee. Continuous Status as an Eligible Employee shall not be considered interrupted in the case of (i) military leave, sick leave or any other leave of absence approved in writing by the Company, provided that any such military, sick or other leave of absence is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or (ii) transfers between locations of the Company or between the Company and its Designated Subsidiaries.

(h)	“Contributions” shall mean all amounts credited to the account of a participant pursuant to the Plan.

(i)	“Designated Subsidiaries” shall mean the Subsidiaries that have been designated by the Board from time to time in its sole discretion, the employees of which are eligible to participate in the Plan.

(j)	“Eligible Employee” shall mean any Employee, but in all cases excludes each Officer who is a “highly compensated employee” within the meaning of Section 414(q) of the Code.

(k)	“Employee” shall mean any person, including an Officer, who is employed by the Company or one of its Designated Subsidiaries.

(l)
“Entry Date” shall mean, with respect to an Eligible Employee, the date such Eligible Employee commences participation in the Plan during an Offering Period. Permitted Entry Dates are any Offering Date or the first day of a Purchase Period.

(m)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n)	“Exercise Date” shall mean the last business day of each Purchase Period during an Offering Period.

(o)
“Fair Market Value” shall mean (i) for so long as the Common Stock is listed on the New York Stock Exchange or any other national stock exchange, the closing price for such stock as quoted on such exchange on the given date (or if there are no sales for such date, then for the last preceding business day on which there were sales), (ii) if the Common Stock is traded in the over-the-counter market, the closing price as reported by NASDAQ for the given date (or if there was no quoted price for such date, then for the last preceding business day on which there was a quoted price), or (iii) if the Common Stock is not reported or quoted by any such organization, fair market value of the Common Stock as determined in good faith by the Committee using a “reasonable application of a reasonable valuation method” within the meaning Section 409A of the Code and the regulations thereunder.

(p)	“Offering Date” shall mean, with respect to an Offering Period, the first Trading Day in such Offering Period.

(q)	“Offering Period” shall mean a period of one (1) year commencing on January 1 of each calendar year except as otherwise determined by the Committee.

(r)	“Officer” shall mean an Employee who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s)	“Plan” shall mean this Amended and Restated Carriage Services, Inc. 2007 Employee Stock Purchase Plan.

(t)
“Purchase Period” shall mean a period of three (3) consecutive months beginning on January 1, April 1, July 1 and October 1 and ending on the last day preceding the beginning of the next period, except as otherwise determined by the Committee.

(u)
“Purchase Price” shall mean, with respect to a Purchase Period, an amount equal to the lower of (i) 85% of the Fair Market Value of a share of Common Stock on the Offering Date for the Offering Period that includes such Purchase Period or (ii) 85% of the Fair Market Value of a share of Common Stock on the Exercise Date respecting such Purchase Period; provided, however, that if a participant's Entry Date occurs after the Offering Date for the Offering Period that includes such Purchase Period, then the amount in clause (a) of this definition with respect to such participant for such Purchase Period shall be the greater of (i) 85% of the Fair Market Value of a share of Common Stock on such Offering Date or (ii) 85% of the Fair Market Value of a share of Common Stock on such participant's Entry Date.

(v)
“Subsidiary” shall mean a “subsidiary corporation” as described in Section 424(f) of the Code, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(w)	“Trading Day” shall mean a day on which the New York Stock Exchange is open for trading.

3.	Eligibility.

(a)
Unless otherwise determined by the Committee in a manner consistent with Section 423 of the Code, any person who is an Eligible Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Sections 5(a) and 10 and the limitations imposed by Section 423(b) of the Code. An Eligible Employee may enter the Plan on any Entry Date on which he/she remains an Eligible Employee.

(b)
Any person who first becomes an Eligible Employee after the Offering Date of a given Offering Period may enter the Plan on any Entry Date after the date he/she becomes an Eligible Employee, provided that he/she remains an Eligible Employee on such date.

(c)
Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such an Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.	Offering Periods and Purchase Periods.

(a)
The Plan shall be implemented by a series of Offering Periods each of one (1) year duration, with new Offering Periods commencing on January 1 of each year (or at such other time or times as may be determined by the Committee). The Plan shall continue until terminated in accordance with Section 19 hereof. The Committee shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change (i) is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected and (ii) complies with Section 423(b) of the Code.

(b)
Each Offering Period shall consist of four Purchase Periods, beginning on January 1, April 1, July 1 and October 1 and ending on the last day preceding the beginning of the next period, except as otherwise determined by the Committee.

5.	Participation.

(a)
An Eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company's human resources department (or at such other place as the Committee may designate) prior to the applicable Offering Date or Entry Date, unless a later time for filing the subscription agreement is set by the Committee for all Eligible Employees with respect to a given offering. The subscription agreement shall set forth the whole number percentage of the participant's Compensation (which shall be not less than one percent (1%) and not more than fifteen percent (15%)) to be deducted as Contributions pursuant to the Plan. The Committee, in its sole discretion, may establish alternative procedures for enrollment at any time.

(b)
Payroll deductions shall commence on the first payroll date that occurs following the Offering Date or Entry Date and shall end on the last payroll date prior to the Exercise Date of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10; provided, however, that any payroll paid within five (5) business days preceding the Exercise Date will be included in the subsequent Purchase Period and/or Offering Period. If any amount is included in a subsequent Offering Period, the amount of such payroll deductions shall be taken into account for the subsequent Offering Period when computing the limitations provided in Section 3(c) and Section 7.

6.	Method of Payment of Contributions.

(a)
Subject to the limitations set forth in Section 3(c), at the time a participant files his or her subscription agreement, he or she shall elect to contribute to the Plan through payroll deductions made on each payroll date after his or her Entry Date during the Offering Period in an amount not less than one percent (1%) and not more than fifteen percent (15%) (in whole number increments) of his or her Compensation on each such payroll date. All such payroll deductions made by a participant in respect of the Plan shall be credited to his or her account under the Plan as Contributions. A participant may not make any additional payments into such account. A participant's contribution election shall remain in effect for successive Purchase Periods and Offering Periods unless and until such election is terminated in accordance with Section 10.

(b)
Subject to the limitations set forth in Sections 3(c) and 7, a participant (i) who has elected to participate in the Plan pursuant to Section 5(a) as of an Entry Date and (ii) who takes no action to change or revoke such election for the next following Offering Period and/or for any subsequent Offering Period prior to the Offering Date for any such respective Offering Period shall be deemed to have made the same election, including the same attendant payroll deduction authorization, for such next following and/or subsequent Offering Periods as was in effect immediately prior to such respective Offering Date.

(c)
A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during an Offering Period, may decrease the rate of his or her Contributions during such Offering Period by completing and filing with the Company a new subscription agreement. The change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month.

7.
Grant of Option. On the Offering Date for each Offering Period, or on an Eligible Employee's Entry Date if later, each Eligible Employee participating in such Offering Period shall be granted an option to purchase at the Purchase Price on each Exercise Date during such Offering Period, a number of whole shares of Common Stock determined by dividing such Eligible Employee's Contribution accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the Purchase Price; provided, however, that the maximum number of shares an Eligible Employee may purchase during each Offering Period shall be 5,000 shares, and provided, further, that such purchase shall be subject to the limitations set forth in Section 3(c) and Section 12. If a participant's payroll deductions are limited by the application of this Section 7 during any Offering Period, then, subject to Section 10, such deductions shall recommence at the rate provided in such participant's payroll deduction authorization on the Offering Date for the next following Offering Period.

8.
Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares will be exercised automatically on each Exercise Date of an Offering Period, and the maximum number of whole shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on that Exercise Date. During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

9.
Delivery. As promptly as practicable after each Exercise Date, the Company shall arrange the delivery to each participant, as appropriate, including, but not limited to, direct deposit into a book entry account or brokerage account, the shares purchased upon exercise of his or her option on such Exercise Date. Amounts representing fractional shares will be retained as Contributions and be carried forward for use in subsequent purchases.

10.	Voluntary Withdrawal; Termination of Employment.

(a)
A participant may withdraw all but not less than all of the Contributions credited to his or her account under the Plan at any time prior to two (2) business days prior to the Exercise Date in an Offering Period by giving notice to the Committee (or its designee) in a form approved by the Committee. All of the participant's Contributions credited to his or her account will be paid to him or her as soon as practicable after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further payroll deductions will be made or Contributions credited to his or her account during the Offering Period.

(b)
Upon termination of a participant's Continuous Status as an Eligible Employee prior to an Exercise Date of an Offering Period for any reason, including retirement or death or due to a participant becoming an Officer, or for no reason whatsoever, the Contributions credited to his or her account will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and such participant's option will be automatically terminated.

(c)	Should a participant voluntarily withdraw from participation during an Offering Period, the participant will not be eligible to participate in the Plan until the next Offering Date.

11.	Interest. No interest shall accrue on the Contributions of a participant in the Plan.

12.	Stock.

(a)
Subject to adjustment upon changes in capitalization of the Company as provided in Section 18, the maximum number of shares of Common Stock that may be sold under the Plan shall be one million (1,000,000) shares, which shares may be unissued or reacquired shares, including shares bought on the market or otherwise for purposes of the Plan. If the total number of shares that would otherwise be subject to options granted pursuant to Section 7 on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Eligible Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

(b)
For the avoidance of doubt, if any option granted under the Plan is cancelled or otherwise terminates or expires without the actual delivery of shares pursuant to such option, then the shares subject to such option shall again be available under the Plan.

(c)
No participant will have any voting, dividend or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such option has been exercised and such shares have been delivered to the participant as contemplated in Section 9.

(d)	Shares to be delivered to a participant under the Plan will be registered in the “street name” of a broker approved by the Committee.

13.
Administration. The Committee shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee shall have the authority to delegate routine day-to-day administration of the Plan to such designated Employees of the Company as the Committee deems appropriate; provided, however, that any delegation of administrative authority shall only be permitted to the extent that it is permissible under applicable provisions of the Code and applicable securities laws and the rules of any securities exchange on which the Common Stock is listed, quoted or traded. Any delegation hereunder shall be subject to such restrictions and limitations as the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new designee. Each designee, if any, appointed under this Section 13 shall serve in such capacity at the pleasure of the Committee.

14.	Designation of Beneficiary.

(a)
A participant may file a written designation of a beneficiary who is to receive shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)
Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by the submission of written notice, which written notice may be in electronic form. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.
Transferability. Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

16.
Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

17.
Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Eligible Employees promptly following each Exercise Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

18.	Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a)
Adjustment. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the maximum number of shares of Common

Stock that may be purchased by a participant in an Offering Period and the price per share of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a spin-off, stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)
Corporate Transactions. In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Committee. In the event of a sale of all or substantially all of the assets of the Company or a merger of Company with or into another corporation, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or Subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 18(b), an option granted under the Plan shall be deemed to be assumed or substituted if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

19.	Amendment or Termination.

(a)
The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Sections 13 or 18, no such termination may affect options previously granted. Except as provided in Section 18 and this Section 19, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any participant. In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall seek to obtain stockholder approval in such a manner and to such a degree as so required.

(b)
Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Committee shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in currency other than US dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable that are consistent with the Plan.

20.
Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.	Conditions Upon Issuance of Shares.

(a)
Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)
The Company shall not be obligated to grant options or to offer, issue, sell or deliver shares of Common Stock under the Plan to any employee who is a citizen or resident of a non-U.S. jurisdiction if (i) the grant of an option under the Plan to a citizen or resident of such jurisdiction is prohibited under the laws of such jurisdiction or (ii) compliance with the laws of such jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code.

(c)
As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

(d)	Each participant agrees, by entering the Plan, to promptly give the Committee (or its designee) notice of any “disqualifying disposition” (as defined in Section 421(b) of the Code).

(e)
The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to all applicable tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a participant of any Common Stock acquired pursuant to the Plan. The Company may require a participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such participant.

22.	Miscellaneous Provisions.

(a)
Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.

(b)
The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company or any Designated Subsidiary and any person or to be consideration for the employment of any person. Participation in the Plan at any given time shall not be deemed to create the right to participate in the Plan, or any other arrangement permitting an Employee to purchase Common Stock at a discount, in the future. The rights and obligations under any participant's terms of employment with the Company or any Designated Subsidiary shall not be affected by participation in the Plan. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or any Designated Subsidiary or to restrict the right of the Company or any Designated Subsidiary to discharge any person at any time, nor shall the Plan be deemed to give the Company or any Designated Subsidiary the right to require any person to remain in the employ of the Company or such Designated Subsidiary or to restrict any person's right to terminate his employment at any time. The Plan shall not afford any participant any additional right to compensation as a result of the termination of such participant's employment for any reason whatsoever.

(c)	If any provision of the Plan shall be held illegal or invalid for any reason, then such illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

(d)
The Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas except as superseded by applicable federal law.

(e)
Any of the payroll deduction authorizations, enrollment documents and any other forms and designations referenced in the Plan and their submission may be electronic and/or telephonic, as directed by the Committee.

(f)
No person affiliated with the Plan in any capacity, including, without limitation, Carriage and its Designated Subsidiaries and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any particular tax treatment will be applicable to a participant on account of, or with respect to, participation in the Plan.

(g)
Nothing contained in the Plan shall be construed to prevent the Company or any of its affiliates from taking any action (including any action to suspend, terminate, amend or modify the Plan) that is deemed by the Company or any of its affiliates to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan. No participant or other person shall have any claim against the Company or any of its affiliates as a result of any such action.

23.
Term of Plan; Effective Date. The Plan originally became effective as of March 6, 2007 and was approved by the stockholders of the Company on May 22, 2007. The Plan is being amended and restated hereby effective as of August 1, 2013 and shall continue until all the Shares available pursuant to Section 12 have been issued, unless earlier terminated by the Board pursuant to Section 19.